                                                                     EXHIBIT 4.4



                            THE METZLER GROUP, INC.

                            LONG-TERM INCENTIVE PLAN

                             THE METZLER GROUP, INC

                            LONG-TERM INCENTIVE PLAN
                               TABLE OF CONTENTS
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I.    PURPOSE................................................................-1-

II.   DEFINITIONS............................................................-1-
      A.      Affiliate......................................................-1-
      B.      Award..........................................................-1-
      C.      Award Agreement................................................-2-
      D.      Board..........................................................-2-
      E.      Cash Award.....................................................-2-
      F.      Code...........................................................-2-
      G.      Committee......................................................-2-
      H.      Common Stock...................................................-2-
      I.      Company........................................................-2-
      J.      Disability or Disabled.........................................-3-
      K.      Exchange Act...................................................-3-
      L.      Fair Market Value..............................................-3-
      M.      Formula Option.................................................-3-
      N.      Incentive Option...............................................-3-
      O.      Key Employee...................................................-3-
      P.      Key Non-Employee...............................................-3-
      Q.      Non-Employee Board Member......................................-3-
      R.      Nonstatutory Option............................................-3-
      S.      Option.........................................................-4-
      T.      Participant....................................................-4-
      U.      Performance Award..............................................-4-
      V.      Plan...........................................................-4-
      W.      Restricted Stock...............................................-4-
      X.      Right..........................................................-4-
      Y.      Shares.........................................................-4-

III.  SHARES SUBJECT TO THE PLAN.............................................-4-

IV.   ADMINISTRATION OF THE PLAN.............................................-5-

V.    ELIGIBILITY FOR PARTICIPATION..........................................-6-

VI.   AWARDS UNDER THIS PLAN.................................................-7-
      A.      Incentive Option...............................................-7-
      B.      Nonstatutory Option............................................-7-

      C.      Formula Option...............................................-7-
      D.      Restricted Stock.............................................-7-
      E.      Stock Appreciation Right.....................................-8-
      F.      Performance Awards...........................................-8-
      G.      Cash Awards..................................................-8-

VII.  TERMS AND CONDITIONS OF INCENTIVE OPTIONS AND
      NONSTATUTORY OPTIONS.................................................-8-
      A.      Option Price.................................................-8-
      B.      Number of Shares.............................................-9-
      C.      Term of Option...............................................-9-
      D.      Date of Exercise.............................................-9-
      E.      Medium of Payment............................................-9-
      F.      Termination of Employment....................................-9-
      G.      Total and Permanent Disability..............................-10-
      H.      Death.......................................................-11-
      I.      Exercise of Option and Issuance of Stock....................-11-
      J.      Rights as a Stockholder.....................................-12-
      K.      Assignability and Transferability of Option.................-12-
      L.      Other Provisions............................................-12-
      M.      Purchase for Investment.....................................-12-

VIII. FORMULA OPTIONS.....................................................-13-

IX.   REQUIRED TERMS AND CONDITIONS OF RESTRICTED STOCK...................-14-

X.    REQUIRED TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS..........-16-

XI.   PERFORMANCE AWARDS..................................................-17-

XII.  REQUIRED TERMS AND CONDITIONS OF CASH AWARDS........................-18-

XIII. TERMINATION OF EMPLOYMENT...........................................-19-
      A.      Retirement under a Company or Affiliate Retirement Plan.....-19-
      B.      Resignation in the Best Interests of the
                Company or an Affiliate...................................-19-
      C.      Death or Disability of a Participant........................-19-

XIV.  CANCELLATION AND RESCISSION OF AWARDS...............................-20-

XV.   PAYMENT OF RESTRICTED STOCK, RIGHTS, PERFORMANCE AWARDS AND
                 CASH AWARDS..............................................-21-

XVI.  WITHHOLDING.........................................................-21-

XVII.  SAVINGS CLAUSE.......................................................-22-

XVIII. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION;
       CORPORATE TRANSACTIONS...............................................-22-

XIX.   DISSOLUTION OR LIQUIDATION OF THE COMPANY............................-23-

XX.    TERMINATION OF THE PLAN..............................................-23-

XXI.   AMENDMENT OF THE PLAN................................................-24-

XXII.  EMPLOYMENT RELATIONSHIP..............................................-24-

XXIII. INDEMNIFICATION OF COMMITTEE.........................................-24-

XXIV.  UNFUNDED PLAN........................................................-24-

XXV.   MITIGATION OF EXCISE TAX.............................................-25-

XXVI.  EFFECTIVE DATE.......................................................-25-

XXVII. GOVERNING LAW........................................................-25-

                                 THE METZLER GROUP, INC.
                                 LONG-TERM INCENTIVE PLAN


I.  PURPOSE

     The Metzler Group, Inc. Long-Term Incentive Plan is adopted June 30, 1996. The Plan is designed to attract and retain selected Key Employees and Key Non-Employees of the Company and its Affiliates, and reward them for making major contributions to the success of the Company and its Affiliates. These objectives are accomplished by making long-term incentive awards under the Plan that will offer Participants an opportunity to have a greater proprietary interest in, and closer identity with, the Company and its Affiliates and their financial success.

       The Awards may consist of:

         (i)    Incentive Options;

         (ii)   Nonstatutory Options;

         (iii)  Formula Options;

         (iv)   Restricted Stock;

         (v)    Rights;

         (vi)   Performance Awards; or

         (vii)  Cash Awards

or any combination of the foregoing, as the Committee may determine.

     The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code to the extent deemed appropriate by the Committee. The Plan and the grant of Awards hereunder are expressly conditioned upon the Plan's approval by the stockholders of the Company. If such approval is not obtained, then this Plan and all Awards hereunder shall be null and void ab initio.


II. DEFINITIONS

    A. Affiliate means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that, for purposes of Section 422 of the Code, is aparent or subsidiary of the Company, direct or indirect.


    B. Award means the grant to any Key Employee or Key Non-Employee of any form of Option, Restricted Stock, Right, Performance Award, or Cash Award, whether granted singly, in combination, or in tandem, and pursuant to such terms, conditions, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          C. Award Agreement means an agreement entered into between the Company and a Participant under which an Award is granted and which sets forth the terms, conditions, and limitations applicable to the Award.

          D.   Board means the Board of Directors of the Company.

          E.   Cash Award means an Award of cash, subject to the requirements of
Article XII and such other restrictions as the Committee deems appropriate or desirable.

          F. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto

          G. Committee means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected. If the Board delegates powers to a committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such committee shall consist initially of not less than two (2) members of the Board, each member of which must be a "non-employee director," within the meaning of the applicable rules promulgated pursuant to the Exchange Act. If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Award pursuant to the Plan or any similar plan of the Company or any Affiliate while serving on the Committee, unless the Board determines that the grant of such an Award satisfies the then current Rule 16b-3 requirements under the Exchange Act. Notwithstanding anything herein to the contrary, and insofar as it is necessary in order for compensation recognized by Participants pursuant to the Plan to be fully deductible to the Company for federal income tax purposes, each member of the Committee also shall be an "outside director" (as defined in regulations or other guidance issued by the Internal Revenue Service under Code Section 162(m)).

          H.   Common Stock means the common stock of the Company.

          I. Company means, on the date the Plan is adopted, Metzler & Associates, Inc., an Illinois corporation, provided, however, that The Metzler Group, Inc. shall become the Company upon, or as soon as practicable after, the effective date of the reorganization of the Company (pursuant to which reorganization Metzler & Associates, Inc. shall become a one hundred percent (100%) subsidiary of The Metzler Group, Inc.). For all purposes hereunder, Company includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

     J. Disability or Disabled means a permanent and total disability as defined in Section 22(e)(3) of the Code.

     K. Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

     L. Fair Market Value means, if the Shares are listed on any national securities exchange, the closing sales price, if any, on the largest such exchange on the valuation date, or, if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the Shares are not then listed on any such exchange, the fair market value of such Shares shall be the closing sales price if such is reported, or otherwise the mean between the closing "Bid" and the closing "Ask" prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the valuation date, or if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the Shares are not then either listed on any such exchange or quoted in NASDAQ, or there has been no trade date within such thirty (30) day period, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation System for the valuation date, or, if none, for the most recent trade immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

     M. Formula Option means a Nonstatutory Option granted automatically to a Non-Employee Board Member upon his or her initial election, and any subsequent re-election, as a Non-Employee Board Member.

     N. Incentive Option means an Option that, when granted, is intended to be an "incentive stock option," as defined in Section 422 of the Code.

     O. Key Employee means an employee of the Company or of an Affiliate who is designated by the Committee as being eligible to be granted one or more Awards under the Plan.

     P. Key Non-Employee means a Non-Employee Board Member, consultant, advisor or independent contractor of the Company or of an Affiliate who is designated by the Committee as being eligible to be granted one or more Awards under the Plan.

     Q. Non-Employee Board Member means a director of the Company who is not an employee of the Company or any of its Affiliates.

     R. Nonstatutory Option means an Option that, when granted, is not intended to be an "incentive stock option," as defined in Section 422 of the Code.

     S. Option means a right or option to purchase Common Stock, including Restricted Stock if the Committee so determines.

     T. Participant means a Key Employee or Key Non-Employee to whom one or more Awards are granted under the Plan.

     U.   Performance Award means an Award subject to the requirements of
Article XI, and such performance conditions as the Committee deems appropriate or desirable.

     V. Plan means The Metzler Group, Inc. Long-Term Incentive Plan, as amended from time to time.

     W. Restricted Stock means an Award made in Common Stock or denominated in units of Common Stock and delivered under the Plan, subject to the requirements of Article IX, such other restrictions as the Committee deems appropriate or desirable, and as awarded in accordance with the terms of the Plan.

     X. Right means a stock appreciation right delivered under the Plan, subject to the requirements of Article X and as awarded in accordance with the terms of the Plan.

     Y. Shares means the following shares of the capital stock of the Company as to which Options or Restricted Stock have been or may be granted under the Plan and upon which Rights or units of Restricted Stock may be based: treasury or authorized but unissued Common Stock, no par value, of the Company (or, following the reorganization of the Company, treasury or authorized but unissued Common Stock, $.01 par value, of the Company), or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Article XVIII of the Plan.

III. SHARES SUBJECT TO THE PLAN

     The aggregate number of Shares as to which Awards may be granted from time to time shall be one million, three hundred thousand (1,300,000) Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article XVIII hereof); provided, however, that the number of Shares available for issuance under the Plan shall automatically increase on the first trading day of each calendar year by an amount equal to ten percent (10%) of the increase, if any, in the number of shares of the capital stock of the Company outstanding on December 31 of the preceding calendar year over the number of shares of the capital stock of the Company outstanding on January 1 of the preceding calendar year. No Incentive Options may be granted on the basis of the additional Shares resulting from such annual increases.

     In accordance with Code Section 162(m), if applicable, the aggregate number of Shares as to which Awards may be granted in any one calendar year to any one Key Employee shall not exceed three hundred thousand (300,000) Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article XVIII hereof).

     From time to time, the Committee and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges so as to make Shares available for issuance pursuant to the Plan. Shares subject to Awards that are forfeited, terminated, expire unexercised, canceled by agreement of the Company and the Participant, settled in cash in lieu of Common Stock or in such manner that all or some of the Shares covered by such Awards are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards. Awards payable in cash shall not reduce the number of Shares available for Awards under the Plan.

     Except as otherwise set forth herein, the aggregate number of Shares as to which Awards may be granted shall be subject to change only by means of an amendment of the Plan duly adopted by the Company and approved by the stockholders of the Company within one year before or after the date of the adoption of the amendment.

IV.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. Subject to the provisions of the Plan, the Committee is authorized to:

     A. Interpret the provisions of the Plan and any Award or Award Agreement, and make all rules and determinations that it deems necessary or advisable to the administration of the Plan;

     B. Determine which employees of the Company or an Affiliate shall be designated as Key Employees and which of the Key Employees shall be granted Awards;

     C. Determine the Key Non-Employees to whom Awards, other than Incentive Options and Performance Awards for which Key Non-Employees shall not be eligible, shall be granted;

     D. Determine whether an Option to be granted shall be an Incentive Option or Nonstatutory Option;

     E. Determine the number of Shares for which an Option or Restricted Stock shall be granted;

     F. Determine the number of Rights, the Cash Award or the Performance Award to be granted;

     G. Provide for the acceleration of the right to exercise any Award, other than an Award for Formula Options, which may not be accelerated; and

     H. Specify the terms, conditions, and limitations upon which Awards may be granted;

provided, however, that with respect to Incentive Options, all such interpretations, rules, determinations, terms, and conditions shall be made and prescribed in the context of preserving the tax status of the Incentive Options as incentive stock options within the meaning of Section 422 of the Code.

     The Committee may delegate to the chief executive officer and to other senior officers of the Company or its Affiliates its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may select, and grant Awards to, Participants who are subject to Section 16 of the Exchange Act. All determinations of the Committee shall be made by a majority of its members. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

     The Committee shall have the authority at any time to cancel Awards for reasonable cause and to provide for the conditions and circumstances under which Awards shall be forfeited.

     Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants. No determination shall be subject to de novo review if challenged in court.

V.     ELIGIBILITY FOR PARTICIPATION

       Awards may be granted under this Plan only to Key Employees and Key Non-Employees of the Company or its Affiliates. The foregoing notwithstanding, each Participant receiving an Incentive Option must be a Key Employee of the Company or of an Affiliate at the time the Incentive Option is granted.

       The Committee may at any time and from time to time grant one or more Awards to one or more Key Employees or Key Non-Employees and may designate the number of Shares, if applicable, to be subject to each Award so granted, provided, however that no Incentive Option shall be granted after the expiration of ten (10) years from the earlier of the date of the adoption of the Plan by the Company or the approval of the Plan by the stockholders of the Company, and provided further, that the Fair Market Value of the Shares (determined at the time the Option is granted) as to which Incentive Options are exercisable for the first time by any Key Employee during any single calendar year (under the Plan and under any other incentive stock option plan of the Company or an Affiliate) shall not exceed One Hundred Thousand Dollars ($100,000). To the extent that the Fair Market Value of such Shares exceeds One Hundred Thousand Dollars ($100,000), the Shares subject to Option in excess of One Hundred Thousand Dollars ($100,000) shall, without further action by the Committee, automatically be converted to Nonstatutory Options.

       Notwithstanding any of the foregoing provisions, the Committee may authorize the grant of an Award to a person not then in the employ of, or engaged by, the Company or of an Affiliate, conditioned upon such person becoming eligible to be granted an Award at or prior to the execution of the Award Agreement evidencing the actual grant of such Award.

VI.    AWARDS UNDER THIS PLAN

       As the Committee may determine, the following types of Awards may be granted under the Plan on a stand alone, combination, or tandem basis:

       A.     Incentive Option

       An Award in the form of an Option that shall comply with the requirements of Section 422 of the Code. Subject to adjustments in accordance with the provisions of Article XVIII, the aggregate number of Shares that may be subject to Incentive Options under the Plan shall not exceed one million three hundred thousand (1,300,000).

        B.     Nonstatutory Option

       An Award in the form of an Option that shall not be intended to comply with the requirements of Section 422 of the Code.

        C.     Formula Option

       An Award in the form of an Option granted to a Non-Employee Board Member at the time of his or her initial election to the Board, or any subsequent re-election.

        D.     Restricted Stock

       An Award made to a Participant in Common Stock or denominated in units of Common Stock, subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement, including but not limited to continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance.

        E.     Stock Appreciation Right

       An Award in the form of a Right to receive the excess of the Fair Market Value of a Share on the date the Right is exercised over the Fair Market Value of a Share on the date the Right was granted.

        F.     Performance Awards

       An Award made to a Participant that is subject to performance conditions specified by the Committee, including but not limited to continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance.

        G.     Cash Awards

       An Award made to a Participant and denominated in cash, with the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement.

Each Award under the Plan shall be evidenced by an Award Agreement. Delivery of an Award Agreement to each Participant shall constitute an agreement between the Company and the Participant as to the terms and conditions of the Award.

VII.   TERMS AND CONDITIONS OF INCENTIVE OPTIONS AND NONSTATUTORY OPTIONS

       Each Option shall be set forth in an Award Agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted. Except for the setting of the Option price under Paragraph A, no Option shall be granted and no purported grant of any Option shall be effective until such Award Agreement shall have been duly executed on behalf of the Company and by the Participant. Each such Award Agreement shall be subject to at least the following terms and conditions:

       A.     Option Price

       The purchase price of the Shares covered by each Option granted under the Plan shall be determined by the Committee. The Option price per share of the Shares covered by each Nonstatutory Option shall be at such amount as may be determined by the Committee in its sole discretion on the date of the grant of the Option. In the case of an Incentive Option, if the Participant owns directly or by reason of the applicable attribution rules ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company, the Option price per share of the Shares covered by each Incentive Option shall be not less than the Fair Market Value of the Shares on the date of the grant of the Incentive Option. In all other cases of Incentive Options, the Option price shall be not less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

       B.     Number of Shares

       Each Option shall state the number of Shares to which it pertains.

       C.     Term of Option

       Each Incentive Option shall terminate not more than ten (10) years from the date of the grant thereof, or at such earlier time as the Award Agreement may provide, and shall be subject to earlier termination as herein provided, except that if the Option price is required under Paragraph A of this Article VII to be at least one hundred ten percent (110%) of Fair Market Value, each such Incentive Option shall terminate not more than five (5) years from the date of the grant thereof, and shall be subject to earlier termination as herein provided. The Committee shall determine the time at which a Nonstatutory Option shall terminate.

       D.     Date of Exercise

       Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may, subject to the provisions of Paragraph C of this
Article VII, prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option become exercisable in installments over a period of years, or upon the attainment of stated goals.

       E.     Medium of Payment

       The Option price shall be payable upon the exercise of the Option, as set forth in Paragraph I. It shall be payable in such form (permitted by Section 422 of the Code in the case of Incentive Options) as the Committee shall, either by rules promulgated pursuant to the provisions of Article IV of the Plan, or in the particular Award Agreement, provide.

       F.     Termination of Employment

              1. A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than death, Disability, or termination "for cause," as defined in subparagraph
       (2) below, may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable on the date of such termination, but only within three (3) months after such date, or, if earlier, within the originally prescribed term of the Option. A Participant's employment shall not be deemed terminated by reason of a transfer to another employer that is the Company or an Affiliate.

               2. A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate "for cause" shall, upon such termination, cease to have any right to exercise any Option. For purposes of this Plan, cause shall mean (i) a Participant's theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company, a Participant's perpetration or attempted perpetration of fraud, or a Participant's participation in a fraud or attempted fraud, on the Company or a Participant's unauthorized appropriation of, or a Participant's attempt to misappropriate, any tangible or intangible assets or property of the Company; (ii) any act or acts of disloyalty, dishonesty, misconduct, moral turpitude, or any other act or acts by a Participant injurious to the interest, property, operations, business or reputation of the Company; (iii) a Participant's commission of a felony or any other crime the commission of which results in injury to the Company; or (iv) any violation of any restriction on the disclosure or use of confidential information of the Company or on competition with the Company or any of its businesses as then conducted. The determination of the Committee as to the existence of cause shall be conclusive and binding upon the Participant and the Company.

              3. A Participant who is absent from work with the Company or an Affiliate because of temporary disability (any disability other than a Disability), or who is on leave of absence for any purpose permitted by any authoritative interpretation (i.e., regulation, ruling, case law, etc.) of Section 422 of the Code, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his or her employment or relationship with the Company or with an Affiliate, except as the Committee may otherwise expressly provide or determine.

              4. Paragraph F(1) shall control and fix the rights of a Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than Disability, death, or termination "for cause," and who subsequently becomes Disabled or dies. Nothing in Paragraphs G and H of this Article VII shall be applicable in any such case except that, in the event of such a subsequent Disability or death within the three (3) month period after the termination of employment or, if earlier, within the originally prescribed term of the Option, the Participant or the Participant's estate or personal representative may exercise the Option permitted by this Paragraph F within twelve (12) months after the date of Disability or death of such Participant, but in no event beyond the originally prescribed term of the Option.

       G.     Total and Permanent Disability

       A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant (i) to the extent that the right to purchase Shares thereunder has become exercisable on or before the date such Participant becomes Disabled as determined by the Committee, and (ii) if the Option becomes exercisable periodically, to the extent of any additional rights that would have become exercisable had the Participant not become so Disabled until after the close of business on the next periodic exercise date.

       A Disabled Participant shall exercise such rights, if at all, only within a period of not more than twelve (12) months after the date that the Participant became Disabled as determined by the Committee (notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled) or, if earlier, within the originally prescribed term of the Option.

       H.     Death

       In the event that a Participant to whom an Option has been granted ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of such Participant's death, such Option, to the extent that the right is exercisable but not exercised on the date of death, may be exercised by the Participant's estate or personal representative within twelve (12) months after the date of death of such Participant or, if earlier, within the originally prescribed term of the Option, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant were alive and had continued to be an employee or Key Non-Employee of the Company or of an Affiliate.

       I.     Exercise of Option and Issuance of Stock

       Options shall be exercised by giving written notice to the Company. Such written notice shall: (i) be signed by the person exercising the Option, (ii) state the number of Shares with respect to which the Option is being exercised,
(iii) contain the warranty required by paragraph M of this Article VII, if applicable, and (iv) specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. On the date specified in such written notice (which date may be extended by the Company in order to comply with any law or regulation that requires the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall accept payment for the Option Shares in cash, by bank or certified check, by wire transfer, or by such other means as may be approved by the Committee and shall deliver to the person or persons exercising the Option in exchange therefor an appropriate certificate or certificates for fully paid nonassessable Shares or undertake to deliver certificates within a reasonable period of time. In the event of any failure to take up and pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto.

       If approved in advance by the Committee, payment in full or in part also may be made (i) by delivering Shares already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option price;
(ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee; (iii) by authorizing the Company to retain Shares that otherwise would be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option price; (iv) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with part 220, Chapter II, Title 12 of the Code of Federal Regulations, a so-called "cashless" exercise); or (v) by any combination of the foregoing.

       J.     Rights as a Stockholder

       No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option except as to such Shares as have been registered in the Company's share register in the name of such Participant upon the due exercise of the Option and tender of the full Option price.

       K.     Assignability and Transferability of Option

       Unless otherwise permitted by the Code and by Rule 16b-3 of the Exchange Act, if applicable, and approved in advance by the Committee, an Option granted to a Participant shall not be transferable by the Participant and shall be exercisable, during the Participant's lifetime, only by such Participant or, in the event of the Participant's incapacity, his guardian or legal representative. Except as otherwise permitted herein, such Option shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process and any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph K, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

       L.     Other Provisions

       The Award Agreement for an Incentive Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such Option can be an "incentive stock option" within the meaning of Section 422 of the Code. Further, the Award Agreements authorized under the Plan shall be subject to such other terms and conditions including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable and which, in the case of Incentive Options, are not inconsistent with the requirements of Section 422 of the Code.

       M.     Purchase for Investment

       If Shares to be issued upon the particular exercise of an Option shall not have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled. The person who exercises such Option shall warrant to the Company that, at the time of such exercise, such person is acquiring his or her Option Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and shall make such other representations, warranties, acknowledgements, and affirmations, if any, as the Committee may require. In such event, the person acquiring such Shares shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing his or her Option Shares issued pursuant to such exercise.

              "The shares represented by this certificate have been acquired for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that an exemption from registration is then available."

              "The shares of stock represented by this certificate are subject to all of the terms and conditions of a certain Stockholders' Agreement dated as of _________________, 199__, among the
              Company and certain of its stockholders. A copy of the Agreement is on file in the office of the Secretary of the Company. The Agreement provides, among other things, for restrictions upon the holder's right to transfer the shares represented hereby, and for certain prior rights to purchase and certain obligations to sell the shares of common stock evidenced by this certificate at a designated purchase price determined in accordance with certain procedures. Any attempted transfer of these shares other than in compliance with the Agreement shall be void and of no effect. By accepting the shares of stock evidenced by this certificate, any permitted transferee agrees to be bound by all of the terms and conditions of said Agreement."

Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining any consent that the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

VIII. FORMULA OPTIONS

     A. Each Non-Employee Board Member shall be granted automatically a Formula Option to purchase nine thousand (9,000) Shares upon his or her initial election and qualification for a three (3) year term as a Non-Employee Board Member, and, thereafter, shall be granted automatically a Formula Option to purchase nine thousand (9,000) Shares upon each re-election and qualification as a Non-Employee Board Member. The foregoing notwithstanding, and in lieu thereof, each Non-Employee Board Member whose election is for a term of less than three (3) years shall be granted automatically a Formula Option to purchase three thousand (3,000) Shares for each year of his or her term.

     B. The purchase price of the Shares subject to the Formula Option shall be equal to one hundred percent (100%) of the Fair Market Value as of the date of grant.

     C. The Shares subject to the Formula Option granted to a Non-Employee Board Member shall become exercisable cumulatively, in accordance with the following schedule:

                                               Cumulative Number of Shares
          Years Elapsed Since                   for Which Formula Option
             Date of Grant                        May be Exercised
          -------------------                  ---------------------------
              Less than 1                                 0
              1                                           3,000
              2                                           6,000
              3 or more                                   9,000


The foregoing schedule notwithstanding, if a Non-Employee Board Member shall cease to be a director of the Company because of death or Disability, all Shares for which a Formula Option has been granted shall become immediately exercisable and shall be exercisable in accordance with Paragraphs G and H of Article VII. If a Non-Employee Board Member ceases to be a director of the Company for any reason other than death or Disability, his or her right to exercise the Formula Option, and the timing of such exercise, shall be governed by the applicable provisions of Paragraph F of Article VII.

     D. Formula Options shall be evidenced by an Award Agreement which shall conform to the requirements of the Plan, and may contain such other provisions not inconsistent therewith, as the Committee shall deem advisable. The provisions of Article VII governing Nonstatutory Options, and the exercise and issuance thereof, shall apply to Formula Options to the extent such provisions are not inconsistent with this Article VIII.

IX. REQUIRED TERMS AND CONDITIONS OF RESTRICTED STOCK

     A. The Committee may from time to time grant an Award in Shares of Common Stock or grant an Award denominated in units of Common Stock, for such consideration, if any, as the Committee deems appropriate (which amount may be less than the Fair Market Value of the Common Stock on the date of the Award), and subject to such restrictions and conditions and other terms as the Committee may determine at the time of the Award (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance), and subject further to the general provisions of the Plan, the applicable Award Agreement, and the following specific rules.

     B. If Shares of Restricted Stock are awarded, such Shares cannot be assigned, sold, transferred, pledged, or hypothecated prior to the lapse of the restrictions applicable thereto, and, in no event, prior to six (6) months from the date of the Award. The Company shall issue, in the name of the Participant, stock certificates representing the total number of Shares of Restricted Stock awarded to the Participant, as soon as may be reasonably practicable after the grant of the Award, which certificates shall be held by the Secretary of the Company as provided in Paragraph G.

     C. Restricted Stock issued to a Participant under the Plan shall be governed by an Award Agreement that shall specify whether Shares of Common Stock are awarded to the Participant, or whether the Award shall be one not of Shares of Common Stock but one denominated in units of Common Stock, any consideration required thereto, and such other provisions as the Committee shall determine .

     D. Subject to the provisions of Paragraphs B and E hereof and the restrictions set forth in the related Award Agreement, the Participant receiving an Award of Shares of Restricted Stock shall thereupon be a stockholder with respect to all of the Shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions made with respect to such Shares. All Common Stock received by a Participant as the result of any dividend on the Shares of Restricted Stock, or as the result of any stock split, stock distribution, or combination of the Shares affecting Restricted Stock, shall be subject to the restrictions set forth in the related Award Agreement.

     E. Restricted Stock awarded to a Participant pursuant to the Plan will be forfeited, and any Shares of Restricted Stock or units of Restricted Stock sold to a Participant pursuant to the Plan may, at the Company's option, be resold to the Company for an amount equal to the price paid therefor, and in either case, such Restricted Stock shall revert to the Company, if the Company so determines in accordance with Article XIV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant's employment with the Company or its Affiliates terminates, other than for reasons set forth in Article XIII, prior to the expiration of the forfeiture or restriction provisions set forth in the Award Agreement.

     F. The Committee, in its discretion, shall have the power to accelerate the date on which the restrictions contained in the Award Agreement shall lapse with respect to any or all Restricted Stock awarded under the Plan.

     G. The Secretary of the Company shall hold the certificate or certificates representing Shares of Restricted Stock issued under the Plan, properly endorsed for transfer, on behalf of each Participant who holds such Shares, until such time as the Shares of Restricted Stock are forfeited, resold to the Company, or the restrictions lapse. Any Restricted Stock denominated in units of Common Stock, if not previously forfeited, shall be payable in accordance with Article XV as soon as practicable after the restrictions lapse.

     H. The Committee may prescribe such other restrictions, conditions, and terms applicable to Restricted Stock issued to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or the Award Agreement, including, without limitation, terms providing for a lapse of the restrictions of this Article or any Award Agreement in installments.

X. REQUIRED TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

     If deemed by the Committee to be in the best interests of the Company, a Participant may be granted a Right. Each Right shall be granted subject to such restrictions and conditions and other terms as the Committee may specify in the Award Agreement at the time the Right is granted, subject to the general provisions of the Plan, and the following specific rules.

     A. Rights may be granted, if at all, either singly, in combination with another Award, or in tandem with another Award. At the time of grant of a Right, the Committee shall specify the base price of Common Stock to be used in connection with the calculation described in Paragraph B below, provided that the base price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant, unless approved by the Board.

     B. Upon exercise of a Right, which shall be not less than six (6) months from the date of the grant, the Participant shall be entitled to receive in accordance with Article XV, and as soon as practicable, the excess of the Fair Market Value of one Share of Common Stock on the date of exercise over the base price specified in such Right, multiplied by the number of Shares of Common Stock then subject to the Right, or the portion thereof being exercised.

     C. Notwithstanding anything herein to the contrary, if the Award granted to a Participant allows him or her to elect to cancel all or any portion of an unexercised Option by exercising an additional or tandem Right, then the Option price per Share of Common Stock shall be used as the base price specified in Paragraph A to determine the value of the Right upon such exercise and, in the event of the exercise of such Right, the Company's obligation with respect to such Option or portion thereof shall be discharged by payment of the Right so exercised. In the event of such a cancellation, the number of Shares as to which such Option was canceled shall become available for use under the Plan, less the number of Shares, if any, received by the Participant upon such cancellation in accordance with Article XV.

     D. A Right may be exercised only by the Participant (or, if applicable under Article XIII, by a legatee or legatees of such Right, or by the Participant's executors, personal representatives, or distributees).

XI.       PERFORMANCE AWARDS

          A. A Participant may be granted an Award that is subject to performance conditions specified by the Committee. The Committee may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance), and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as otherwise limited under Paragraphs C and D, below, in the case of a Performance Award intended to qualify under Code Section 162(m).

          B. Any Performance Award will be forfeited if the Company so determines in accordance with Article XIV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant's employment with the Company or its Affiliates terminates, other than for reasons set forth in
Article XIII, prior to the expiration of the time period over which the performance conditions are to be measured.

          C. If the Committee determines that a Performance Award to be granted to a Key Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Paragraph C.

               1. Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee consistent with this Paragraph
          C. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the performance goals being "substantially uncertain." The Committee may determine that more than one performance goal must be achieved as a condition to settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

               2. Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Affiliates or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to the total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 or the Nasdaq-U.S. Index;

          (3) net income; (4) pre-tax earnings; (5) EBITDA; (6) pre-tax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating income, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (13) earnings per share, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (14) working capital; and (15) total revenues. The foregoing business criteria also may be used in establishing performance goals for Cash Awards granted under Article XII hereof.

               3. Compensation Limitation. No Key Employee may receive a Performance Award in excess of $2,400,000 for any three (3) year period.

          D. Achievement of performance goals in respect of such Performance Awards shall be measured over such periods as may be specified by the Committee. Performance goals shall be established on or before the dates that are required or permitted for "performance-based compensation" under Code Section 162(m).

          E. Settlement of Performance Awards may be in cash or Shares, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award subject to Code Section 162(m).

XII.      REQUIRED TERMS AND CONDITIONS OF CASH AWARDS

          A. The Committee may from time to time authorize the award of cash payments under the Plan to Participants, subject to such restrictions and conditions and other terms as the Committee may determine at the time of authorization (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance), and subject to the general provisions of the Plan, the applicable Award Agreement, and the following specific rules.

          B. Any Cash Award will be forfeited if Company so determines in accordance with Article XIV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant's employment with the Company or its Affiliates terminates, other than for reasons set forth in Article XIII, prior to the attainment of any goals set forth in the Award Agreement or prior to the expiration of the forfeiture or restriction provisions set forth in the Award Agreement, whichever is applicable.

          C. The Committee, in its discretion, shall have the power to change the date on which the restrictions contained in the Award Agreement shall lapse, or the date on which goals are to be measured, with respect to any Cash Award.

          D. Any Cash Award, if not previously forfeited, shall be payable in accordance with Article XV as soon as practicable after the restrictions lapse or the goals are attained.

          E. The Committee may prescribe such other restrictions, conditions, and terms applicable to the Cash Awards issued to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or the Award Agreement, including, without limitation, terms providing for a lapse of the restrictions, or a measurement of the goals, in installments.

XIII.     TERMINATION OF EMPLOYMENT  TERMINATION OF EMPLOYMENT

          Except as may otherwise be (i) provided in Article VII for Options,
(ii) provided for under the Award Agreement, or (iii) permitted pursuant to Paragraphs A through C of this Article XIII (subject to the limitations under the Code for Incentive Options), if the employment of a Participant terminates, all unexpired, unpaid, unexercised, or deferred Awards shall be canceled immediately.

          A. Retirement under a Company Affiliate Retirement Plan or When a Participant's employment terminates as a result of retirement as defined under a Company or Affiliate retirement plan, the Committee may permit Awards to continue in effect beyond the date of retirement in accordance with the applicable Award Agreement, and/or the exercisability and vesting of any Award may be accelerated.

          B. Resignation in the Best Resignation Interests of the Company or an Affiliate. When a Participant resigns from the Company or an Affiliate and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination and (ii) permit the exercise, vesting, and payment of such Awards for such period as may be set forth in the applicable Award Agreement, subject to earlier cancellation pursuant to Article XIV or at such time as the Committee shall deem the continuation of all or any part of the Participant's Awards are not in the Company's or its Affiliate's best interests.

          C.   Death or Disability of Participant

               1. In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period up to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) the expiration date specified in Paragraph H of Article VII, within which to receive or exercise any outstanding Awards held by the Participant under such terms as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; (b) to a legal representative of the Participant; or (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Awards so passing shall be made at such times and in such manner as if the Participant were living.

               2. In the event a Participant is determined by the Company to be Disabled, and subject to the limitations of Paragraph G of Article VII, Awards may be paid to, or exercised by, the Participant, if legally competent, or by a legally designated guardian or other representative if the Participant is legally incompetent by virtue of such Disability.

               3. After the death or Disability of a Participant, the Committee may in its sole discretion at any time (i) terminate restrictions in Award Agreements; (ii) accelerate any or all installments and rights; and/or (iii) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant's estate, beneficiaries or representative, notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards ultimately might have become payable to other beneficiaries.

XIV.      CANCELLATION AND RESCISSION OF AWARDS

          Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, unexercised, or deferred Awards at any time if the Participant is not in compliance with the applicable provisions of the Award Agreement, the Plan, or with the following conditions:

          A. A Participant shall not breach any protective agreement entered into between him or her and the Company or any Affiliates, or render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For a Participant whose employment has terminated, the judgment of the chief executive officer shall be based on terms of the protective agreement, if applicable, or on the Participant's position and responsibilities while employed by the Company or its Affiliates, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current, and potential competition or conflict between the Company and other organization or business, the effect of the Participant's assuming the post-employment position on the Company's or its Affiliate's customers, suppliers, investors, and competitors, and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant may, however, purchase as an investment or otherwise, stock or other securities of any organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than one percent (1%) equity interest in the organization or business.

          B. A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company or its Affiliates, or use in other than the Company's or Affiliate's business, any confidential information or materials relating to the business of the Company or its Affiliates, acquired by the Participant either during or after employment with the Company or its Affiliates.

          C. A Participant shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment with the Company or an Affiliate, relating in any manner to the actual or anticipated business, research, or development work of the Company or its Affiliates, and shall do anything reasonably necessary to enable the Company or its Affiliates to secure a patent, trademark, copyright, or other protectable interest where appropriate in the United States and in foreign countries.

Upon exercise, payment, or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan, including the provisions of Paragraphs A, B or C of this Article XIV. Failure to comply with the provisions of Paragraphs A, B or C of this Article XIV prior to, or during the one (1) year period after, any exercise, payment, or delivery pursuant to an Award shall cause such exercise, payment, or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two (2) years after such exercise, payment, or delivery. Within ten (10) days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment, or delivery pursuant to the Award. Such payment shall be made either in cash or by returning to the Company the number of Shares of Common Stock that the Participant received in connection with the rescinded exercise, payment, or delivery.

XV.      PAYMENT OF RESTRICTED STOCK, RIGHTS, PERFORMANCE AWARDS AND CASH
         AWARDS

         Payment of Restricted Stock, Rights, Performance Awards and Cash Awards may be made, as the Committee shall specify, in the form of cash, Shares of Common Stock, or combinations thereof; provided, however, that a fractional Share of Common Stock shall be paid in cash equal to the Fair Market Value of the fractional Share of Common Stock at the time of payment.

XVI.      WITHHOLDING  WITHHOLDING

          Except as otherwise provided by the Committee,

          A. The Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan; and

          B. In the case of payments of Awards, or upon any other taxable event hereunder, a Participant may elect, subject to the approval in advance by the Committee, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold Shares of Common Stock that would otherwise be transferred to the Participant having a Fair Market Value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction. All elections shall be made in writing and signed by the Participant.

XVII.     SAVINGS CLAUSE

          This Plan is intended to comply in all respects with applicable law and regulations, including, (i) with respect to those Participants who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, and (ii) with respect to executive officers, Code Section 162(m). In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3 and Code Section 162(m)), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3 and Code
Section 162(m)) so as to foster the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16 of the Exchange Act, if applicable, and if required to comply with rules promulgated thereunder, no grant of, or Option to purchase, Shares shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of grant or Option, unless the Board determines that the grant of, or Option to purchase, Shares otherwise satisfies the then current Rule 16b-3 requirements.

XVIII.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS

          In the event that the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividends payable in capital stock, or the like, appropriate adjustments to prevent dilution or enlargement of the Awards granted to, or available for, Participants shall be made in the manner and kind of Shares for the purchase of which Awards may be granted under the Plan, and, in addition, appropriate adjustment shall be made in the number and kind of Shares and in the Option price per share subject to outstanding Options. The foregoing notwithstanding, no such adjustment shall be made in an Incentive Option which shall, within the meaning of Section 424 of the Code, constitute such a modification, extension, or renewal of an Option as to cause it to be considered as the grant of a new Option.

          Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of any Award in the event of a tender offer for the Company's Shares, the adoption of a plan of merger or consolidation under which a majority of the Shares of the Company would be eliminated, or a sale of all or any portion of the Company's assets or capital stock. Alternatively, the Company may, in its sole discretion, cancel any or all Awards upon any of the foregoing events and provide for the payment to Participants in cash of an amount equal to the value or appreciated value, whichever is applicable, of the Award, as determined in good faith by the Committee, at the close of business on the date of such event. The preceding two sentences of this Article XVIII notwithstanding, the Company shall be required to accelerate the timing of the exercise provisions of any Award if (i) any such business combination is to be accounted for as a pooling-of-interests under APB Opinion 16 and (ii) the timing of such acceleration does not prevent such pooling-of-interests treatment.

          Upon a business combination by the Company or any of its Affiliates with any corporation or other entity through the adoption of a plan of merger or consolidation or a share exchange or through the purchase of all or substantially all of the capital stock or assets of such other corporation or entity, the Board or the Committee may, in its sole discretion, grant Options pursuant hereto to all or any persons who, on the effective date of such transaction, hold outstanding options to purchase securities of such other corporation or entity and who, on and after the effective date of such transaction, will become employees or directors of, or consultants or advisors to, the Company or its Affiliates. The number of Shares subject to such substitute Options shall be determined in accordance with the terms of the transaction by which the business combination is effected. Notwithstanding the other provisions of this Plan, the other terms of such substitute Options shall be substantially the same as or economically equivalent to the terms of the options for which such Options are substituted, all as determined by the Board or by the Committee, as the case may be. Upon the grant of substitute Options pursuant hereto, the options to purchase securities of such other corporation or entity for which such Options are substituted shall be cancelled immediately.

XIX.      DISSOLUTION OR LIQUIDATION OF THE COMPANY

          Upon the dissolution or liquidation of the Company other than in connection with a transaction to which Article XVIII is applicable, all Awards granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant under the applicable Award have not otherwise terminated and expired, the Participant may, if the Committee, in its sole discretion, so permits, have the right immediately prior to such dissolution or liquidation to exercise any Award granted hereunder to the extent that the right thereunder has become exercisable as of the date immediately prior to such dissolution or liquidation.

XX.       TERMINATION OF THE PLAN

          The Plan shall terminate (10) years from the earlier of the date of its adoption by the Board or the date of its approval by the stockholders. The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any Award Agreements executed prior to the effective date of such termination. Notwithstanding anything in this Plan to the contrary, any Options granted prior to the effective date of the Plan's termination may be exercised until the earlier of (i) the date set forth in the Award Agreement, or (ii) in the case of an Incentive Option, ten (10) years from the date the Option is granted; and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.

XXI.      AMENDMENT OF THE PLAN

          The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, however, that any amendment that
(i) increases the numbers of Shares that may be granted under this Plan, other than as provided by Article XVIII, (ii) materially modifies the requirements as to eligibility to participate in the Plan, (iii) materially increases the benefits to Participants, (iv) extends the period during which Incentive Options may be granted or exercised, or (v) changes the designation of the class of employees eligible to receive Incentive Options, or otherwise causes the Incentive Options to no longer qualify as "incentive stock options" as defined in Section 422 of the Code, also shall be subject to the approval of the stockholders of the Company within one (1) year either before or after such adoption by the Board, subject to the requirements of Article XVII of the Plan.

XXII.     EMPLOYMENT RELATIONSHIP

          Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment of a Participant, nor to prevent a Participant from terminating the Participant's employment with the Company or an Affiliate.

XXIII.    INDEMNIFICATION OF COMMITTEE

          In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as directors or members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the director or Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties. To receive such indemnification, a director or Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

XXIV.     UNFUNDED PLAN

          Insofar as it provides for payments in cash in accordance with Article XV, or otherwise, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock, or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock, or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board, or the Committee be deemed to be a trustee of any cash, Common Stock, or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Common Stock, or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

XXV.      MITIGATION OF EXCISE TAX

          If any payment or right accruing to a Participant under this Plan (without the application of this Article XXV), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate, would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Company. The Participant shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose.

XXVI.     EFFECTIVE DATE

          This Plan shall become effective upon adoption by the Board, provided that the Plan is approved by the stockholders of the Company before or at the Company's next annual meeting, but in no event shall stockholder approval be sought more than one (1) year after such adoption by the Board.

XXVII.    GOVERNING LAW

          This Plan shall be governed by the laws of the State of Illinois and construed in accordance therewith.

Adopted this 30th day of June, 1996.

                            FIRST AMENDMENT TO THE
                              METZLER GROUP, INC.
                           LONG-TERM INCENTIVE PLAN


          The Metzler Group, Inc. Long-Term Incentive Plan shall be amended, effective November 1, 1997, as follows:

          The first paragraph of Article III ("Shares Subject to the Plan") shall be amended to read as follows:

               The aggregate number of Shares as to which Awards may be granted from time to time shall be Two Million (2,000,000) Shares (subject to adjustments for stock splits, stock dividends, and other adjustments described in Article XVIII hereof); provided, however, that the number of Shares available for issuance under the Plan shall automatically increase, but not decrease, on a continuing basis by an amount equal to fifteen percent (15%) of the increase from time to time, in the number of shares of the capital stock of the Company then outstanding. No Incentive Options may be granted on the basis of the additional Shares resulting from such increases.

          This First Amendment is adopted effective the 1st day of November, 1997.


                                       THE METZLER GROUP, INC.

                              SECOND AMENDMENT TO
               THE METZLER GROUP, INC. LONG-TERM INCENTIVE PLAN

          The Metzler Group, Inc. Long-Term Incentive Plan, as amended, shall be amended, effective May 1, 1998, as follows:

          Article III ("Shares Subject to the Plan") shall be amended by deleting such Article in its entirety and replacing it with the following:

III.      SHARES SUBJECT TO THE PLAN

          The aggregate number of Shares as to which Awards may be granted from time to time shall be 25% of the issued and outstanding shares of capital stock of the Company from time to time outstanding; provided that no change in the issued and outstanding capital stock shall cause the number of Shares as to which Awards may be granted to decrease; provided, further, that no more than 5,500,000 Shares (as adjusted for stock splits, stock dividends and other similar events) shall be available for the grant of Incentive Options hereunder.

          In accordance with Code Section 162(m), if applicable, the aggregate number of Shares as to which Awards may be granted in any one calendar year to any one Key Employee shall not exceed three hundred thousand (300,000) Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article XVIII hereof).

          From time to time, the Committee and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges so as to make Shares available for issuance pursuant to the Plan. Shares subject to Awards that are exercised, are forfeited, terminated, expire unexercised, canceled by agreement of the Company and the Participant, settled in cash in lieu of Common Stock or in such manner that all or some of the Shares covered by such Awards are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards. Awards payable in cash shall not reduce the number of Shares available for Awards under the Plan.

          Except as otherwise set forth herein, the aggregate number of Shares as to which Awards may be granted shall be subject to change only by means of an amendment of the Plan duly adopted by the Company and approved by the stockholders of the Company within one year before or after the date of the adoption of the amendment.